EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

DoubleLine Opportunistic Credit Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares	457(o)	(1)	(1)	$149,000,000	.0001102	$16,419.80

Fees Previously Paid	Equity	Common Shares	457(o)	(1)	(1)	$1,000,000	.0001102	$110.20

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares	415(a)(6)			$74,684,734(2)			N-2	333-239482	9/30/2020	$9,694.08

	Total Offering Amounts					$150,000,000		$16,530

	Total Fees Previously Paid							$9,804.28

	Total Fee Offsets							$0.00

	Net Fee Due							$6,725.72

(1) There are being registered hereunder a presently indeterminate number of common shares to be offered on an immediate, continuous or delayed basis. The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.

(2) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $74,684,734 in aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under the Registrant’s Registration Statement on Form N-2 (File No. 333-239482) initially filed on June 26, 2020, and amended on September 18, 2020 and September 25, 2020, and declared effective on September 30, 2020 (the “Prior Registration Statement”). The Registrant previously paid at filing fees in the aggregate of $9,694.08 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.